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                                                                      EXHIBIT 23


                      [LETTERHEAD OF LEWIS & KAPPES, P.C.]

                         CONSENT OF LEWIS & KAPPES, P.C.

         We consent to the use of our name as Legal Counsel in the section "Legal Matters" in the Registration Statement to be filed by Alanar Real Estate Investment Trust Series 1 Corporation, on Form S-11 and the related Prospectus and any amendment to such documents.

Dated: December 19, 2003


                                                    /s/  Lewis & Kappes, P.C.
                                                    -------------------------
                                                    Lewis & Kappes, P.C.